VYSTAR® CORPORATION SIGNS LICENSING AGREEMENT WITH GRUPOAGROINDUSTRIALOCCIDENTE

GrupoAgroindustrialOccidente to Manufacture, Sell and Market Vytex® Natural Rubber Latex
Throughout Central and South America

ATLANTA, GA – March 3, 2010  – Vystar® Corporation (OTCBB:VYST), the exclusive creator of Vytex® Natural Rubber Latex (NRL), a patented, all-natural raw material that significantly reduces antigenic proteins found in natural rubber latex, has signed a licensing agreement for Vytex NRL with GrupoAgroindustrialOccidente’s “Pica de Hule Natural,” located in Guatemala.

GrupoAgroindustrialOccidente is the largest processor of natural rubber and latex in Latin America and the largest exporter serving more than 15 countries. GrupoAgroindustrialOccidente will manufacture, sell and market Vytex NRL throughout Latin America, and will be working with manufacturers of such products as gloves, balloons, condoms, foam mattresses and pillows.  In addition, it will be supplying Vytex NRL to North America and Europe, through Vystar’s premier logistics system. The company has built a vertically integrated operation involving the sourcing and buying of raw material along with the transformation and production capabilities required to support the needs of Vystar’s customers in the region.

“We are confident that Vytex NRL will generate strong interest from the Latin American manufacturers of medical and consumer products,” says Gunther Lottman, GrupoAgroindustrialOccidente.

William Doyle, Vystar’s President and CEO, says, “We are very pleased to have aligned with GrupoAgroindustrialOccidente, the largest latex processor in Latin America, to serve our needs within this growth market.   GrupoAgroindustrialOccidente will not only provide their customers with our innovative Vytex NRL using their highest quality of service but will also offer significant supply chain efficiencies, including reduced lead times and lower transportation costs for delivering Vytex NRL to the Americas.

“The Latin American region has a broad manufacturing base in our focus markets of gloves, balloons, condoms, foam mattresses and pillows, and GrupoAgroindustrialOccidente’s strong local presence kick-starts sales immediately for Vystar,” Doyle continued. “Vytex Natural Rubber Latex is the answer for protein exposure and an eco-friendly choice for the many manufacturers looking for greener alternatives.  Vytex NRL made by GrupoAgroindustrialOccidente complements our corporate commitment to environmental, social and economic sustainability.”

About GrupoAgroindustrialOccidente
Based in Guatemala City, Guatemala, GrupoAgroindustrialOccidente is a division of a leading financial institution founded in 1881.  Its Agriculture / Industrial Group is the largest rubber processor in Guatemala.  Holding an important share of the Latin American market and 0.5% of the supply of rubber globally, GrupoAgroindustrialOccidente is certified under ISO 9001-2000 standards.  GrupoAgroindustrialOccidente is committed to environmental, social and economic sustainability as evidenced by their Rainforest Alliance, Voluntary Carbon Standard and Forest Stewardship Council certifications and alliances.

About Vystar Corporation
Based in Duluth, GA, Vystar Corporation (OTC BB: VYST.OB) is the exclusive creator of Vytex® Natural Rubber Latex (NRL), a patented, all-natural raw material that significantly reduces antigenic proteins found in natural rubber latex and can be used in over 40,000 products. The company introduced its first product made with Vytex® NRL, the Envy™ Ultra Thin condom, which is manufactured by Alatech Healthcare LLC of Eufaula, Alabama. This product gives the consumer firsthand experience with the remarkable benefits of Vytex NRL.  In addition to the condom market, Vystar is working with manufacturers across a broad range of consumer and medical products to bring Vytex NRL to market in adhesives, foams, surgical and exam gloves, other medical devices and natural rubber latex foam mattresses, pillows and sponges.  For more information, visit www.vytex.com.

Forward-looking Statements: Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from those included in these statements due to a variety of factors.  More information about these factors is contained in Vystar's filings with the Securities and Exchange Commission.

Contact:
The Investor Relations Group
11 Stone St. 3rd Floor
New York, NY
212-825-3210

IR: Adam Holdsworth

or

PR: Laura Colontrelle/Janet Vasquez